Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Inpixon (the “Company”) on Form 10-Q for the period ended March 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), we, Nadir Ali, Chief Executive Officer (Principal Executive Officer) and Kevin R. Harris, Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 15, 2017

/s/ Nadir Ali
Nadir Ali
Chief Executive Officer
(Principal Executive Officer)

/s/ Kevin R. Harris
Kevin R. Harris
Chief Financial Officer
(Principal Financial Officer)